UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2025

Franklin BSP Capital Corporation

(Exact name of registrant as specified in charter)

Delaware	814-01360	85-2950084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Madison Avenue, Suite 1600 New York, New York	10010
(Address of Principal Executive Offices)	(zip code)

Registrant’s telephone number, including area code: (212) 588-6770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 – Entry into a Material Definitive Agreement.

On September 25, 2025, Franklin BSP Capital Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) by and among the Company, Franklin BSP Capital Adviser L.L.C. (the “Adviser”), Benefit Street Partners L.L.C. and J.P. Morgan Securities LLC, BofA Securities, Inc., SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers named in Schedule A thereto (the “Initial Purchasers”), in connection with the issuance and sale of $300 million aggregate principal amount of the Company’s 6.000% Notes due 2030 (the “Notes”) in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

The Notes will be issued at 98.844% of their par value with a coupon at 6.000%. Interest on the Notes will be payable semi-annually on April 2 and October 2 of each year commencing on April 2, 2026. The Notes will mature on October 2, 2030. The offering is expected to close, subject to customary closing conditions, on October 2, 2025. The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties and termination provisions. Pursuant to the Purchase Agreement, on or prior to the closing of the offering, the Company will enter into a registration rights agreement with J.P. Morgan Securities LLC, BofA Securities, Inc., SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC, with respect to the Notes.

The Company intends to use the net proceeds of this offering for general corporate purposes, including the repayment of indebtedness (which may include certain of the Company’s credit facilities) and making investments in portfolio companies in accordance with our investment objectives.

Certain of the Initial Purchasers and their respective affiliates have engaged in, and may in the future engage in, investment banking, advisory roles and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The information included in Item 1.01 of this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company or its subsidiaries.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1	Purchase Agreement dated September 25, 2025, by and among Franklin BSP Capital Corporation, Franklin BSP Capital Adviser L.L.C., Benefit Street Partners L.L.C. and J.P. Morgan Securities LLC, BofA Securities, Inc., SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers named therein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BSP CAPITAL CORPORATION
(Registrant)

Date: September 29, 2025	By:	/s/ Nina K. Baryski
	Name:	Nina K. Baryski
	Title:	Chief Financial Officer and Treasurer

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